Exhibit 23.3

5 April 2024 PRIVATE AND CONFIDENTIAL BY EMAIL ONLY No. of pages : 2 Springview Holdings Ltd 203 Henderson Road #06-01 Henderson Industrial Park Singapore 159546 Attention: Board of Directors	We do not accept service of court documents by fax Direct Lines T : +65 6531 2451 E : julian.kwek@drewnapier.com T : +65 6531 2475 E : gary.wan@drewnapier.com Our Ref JNK/487651 Your Ref -

Dear Sirs,

SPRINGVIEW HOLDINGS LTD (THE “COMPANY”) LISTING ON NASDAQ

- CONSENT OF LAW FIRM

We have acted as the Singapore legal advisers to Springview Enterprises Pte. Ltd., a subsidiary of the Company, in relation to the Registration Statement on Form F-1 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933 (“Securities Act”) in connection with the public offering of the Company.

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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DREW & NAPIER LLC 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315

T:+65 6535 0733 T:+65 9726 0573 (After Hours) F:+65 6535 4906 E: mail@drewnapier.com www.drewnapier.com

Drew & Napier LLC (UEN 200102509E) is a law corporation with limited liability.

5 April 2024 Page 2

Yours faithfully,

For and on behalf of

Drew & Napier LLC

/s/ Gary Wan
Name: Gary Wan
Title: Director Date: April 5, 2024